SECURITIES EXCHANGE AGREEMENT

This Securities Exchange Agreement (this “Agreement”) is made as of November 9, 2012 by and between LFB Biotechnologies S.A.S., a company organized under the laws of France with a principal place of business at 3 avenue des Tropiques, B.P. 305-Les Ulis- 91958, Courtaboeuf Cedex, France (“Purchaser”), and TG Therapeutics, Inc., a Delaware corporation with a principal place of business at 787 Seventh Avenue, 48th Floor, New York, New York 10019 (the “Company”).

WHEREAS, the Company and Purchaser entered into that certain Exclusive License Agreement, dated as of January 30, 2012 (the “License Agreement”) and in conjunction therewith entered into that certain Common Stock Purchase Agreement, dated as of January 30, 2012, as amended on May 11th, May 21th and June 4th, 2012 (the “Purchase Agreement”) under which the Purchaser purchased 7,368,000 shares of common stock of TG Biologics, Inc., a subsidiary of the Company (“TG Biologics”); and

WHEREAS, as of October 31, 2012 the Purchaser owns 7,500,000 shares of common stock of TG Biologics, and pursuant to Section 5.2 of the Purchase Agreement, the Purchaser has the right to convert such 7,500,000 shares of TG Biologics common stock into 7,500,000 shares of the Company’s common stock, $0.001 par value per share (“Company Common Stock”); and

WHEREAS, the Board of Directors of the Company believes that it is in the best interests of the Company and its stockholders that the shares of TG Biologics common stock held by Purchaser be converted or exchanged into Company Common Stock or other securities of the Company; and

WHEREAS, Purchaser has agreed to exchange the 7,500,000 shares of TG Biologics common stock it holds into shares of Company Common Stock, but does not wish to own greater than 20% of the outstanding Company Common Stock; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the Company and Purchaser agree as follows:

Article 1.      EXCHANGE OF SECURITIES; ISSUANCE OF WARRANT

Section 1.1            Exchange of Securities. The Purchaser hereby agrees to exchange its 7,500,000 shares of the common stock of TG Biologics for 5,000,000 shares of Company Common Stock (the “Shares”) and a warrant as set forth below in Section 1.4 in the form attached hereto as Exhibit A (the “Warrant”), and the Company hereby agrees to issue to Purchaser such Shares and such Warrant. The Company hereby represents and warrants that following the issuance of the Shares, Purchaser shall own less than twenty percent (20%) of the outstanding Company Common Stock.

Section 1.2            Closing. The closing of the issuance of the Shares and Warrant hereunder (the “Closing”) shall be held contemporaneously with the execution of this Agreement or at such time and place as the Company and Purchaser shall agree.

Section 1.3            Transactions at Closing. At the Closing, the Company shall issue and deliver to Purchaser a certificate in definitive form, registered in the name of Purchaser, representing the Shares being issued to Purchaser at the Closing, and the Warrant, duly executed by an authorized officer of the Company. Further, pursuant to Section 5.5 of the Purchase Agreement, Mr. Yann Echelard shall be appointed to a seat on the Board of Directors of the Company, to serve such term and be nominated to continue to serve further terms, all as set forth in the Purchase Agreement.

Section 1.4            Warrant. At the Closing the Company shall issue to Purchaser a Warrant exercisable for up to 2,500,000 shares of Company Common Stock at an exercise price of $0.001 per share. The Warrant will have a term of ten (10) years but shall not become exercisable until the Company receives gross proceeds of at least $7,500,000 in an equity financing or series of equity financings (“Qualified Financing”).

Section 1.5            Additional Investment. Upon a Qualified Financing, the Purchaser agrees to purchase at least $750,000 (the “Additional Investment”) in additional shares of Company Common Stock at a purchase price per share equal to the then current Market Price (as defined below). Notwithstanding the foregoing, the amount of such Additional Investment shall be reduced to the extent that Purchaser would own greater than 19.9% of the outstanding Company Common Stock following such transaction. Any amounts of the Additional Investment that are NOT made as a result of the immediately preceding sentence shall be carried forwarded and invested in the Company on the same terms and conditions (including the 19.9% ownership cap) at the time of any subsequent Qualified Financing until the full Additional Investment is complete. The provisions of this Section 1.5 shall replace and supersede the provisions of the second paragraph of Section 1 of Amendment No. 3 to that certain Common Stock Purchase Agreement, dated January 30, 2012, as amended on May 11, 2012, May 21, 2012 and June 4, 2012. For the purposes of this agreement “Market Price” shall be defined as the 30-day volume weighted average price of the Company Common Stock as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)) for the 30 days prior to the date of closing of the Qualified Financing.

Article 2.      MiSCELLANEOUS

Section 2.1            Representations and Warranties. The Company hereby represents and warrants to Purchaser as follows:

(a)                Corporate Organization; Subsidiaries. The Company and its subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the state where they are incorporated, and have the requisite corporate power and authority to own their properties and to carry on their business as now being conducted. The Company and its subsidiaries are duly qualified as foreign corporations to do business, and are in good standing, in every jurisdiction in which their ownership of property or the nature of the business conducted and proposed to be conducted by them makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries (“Material Adverse Effect”).

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(b)               Corporate Authority. The Company has the requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company, the issuance of the Shares, the Warrant and the shares of Company Common Stock issuable upon exercise of the Warrant (the “Warrant Shares”) and the performance by the Company of the other transactions contemplated hereby have been duly authorized by the Company’s Board of Directors (the “Board”), and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or for the Company to consummate the transactions so contemplated herein. This Agreement is the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors’ rights and subject to a court’s discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies.

(c)                No Violations; Consents and Approvals.

(i)                 Neither the execution, delivery or performance by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby will (A) result in a violation of the Company’s certificate of incorporation or bylaws; (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under any material agreement, indenture or instrument to which the Company or any subsidiary is a party; (C) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or its subsidiaries; or (D) result in the imposition of a mortgage, pledge, security interest, encumbrance, charge or other lien on any asset of the Company or any subsidiary.

(ii)               Except for filings as may be required under the Securities Act of 1933, as amended (the “Securities Act”), no consent, approval, order or authorization of, or registration, declaration or filing with, any government or any court, administrative agency or commission or other governmental authority or agency, is required with respect to the Company in connection with the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby.

(d)               Issuance of Shares. The Shares when issued in accordance with the provisions of this Agreement and the Warrant Shares when issued in accordance with the provisions of the Warrant will be (i) duly and validly issued, fully paid and nonassessable and (ii) free from all taxes, liens and charges with respect to the issuance thereof, other than any liens or encumbrances created by or imposed by the Purchaser, and not subject to preemptive rights or other similar rights of stockholders of the Company.

(e)                Capitalization. The authorized capital stock of the Company consists of (i) 500,000,000 shares of Common Stock, and (ii) 10,000,000 shares of Preferred Stock. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and have been issued in compliance with federal and state securities laws.

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(f)                No Violation or Default. The Company is not (i) in violation of its certificate of incorporation or bylaws; (ii) in default (or subject to an event which with notice or lapse of time or both would become a default) under any agreement, indenture or instrument to which the Company is a party; or (iii) in violation of any law, rule, regulation, order, judgment or decree applicable to the Company; except for such violations or defaults, as described in clauses (ii) or (iii) of this sentence as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

(g)               Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the transactions contemplated hereby or thereby or (ii) would have or reasonably be expected to have a Material Adverse Effect.

(h)               Licenses and Permits. The Company possesses all licenses, certificates, permits and other authorizations issued by, and has made all declarations and filings with, the appropriate Federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its properties and the conduct of its business, except where the failure to possess or make the same would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

(i)                 Environmental Matters. The Company is in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses, except where the failure to comply would not, singularly or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any of the property now or previously owned or leased by the Company, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not, singularly or in the aggregate with all such violations and liabilities, have or reasonably be expected to have a Material Adverse Effect. There has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not, singularly or in the aggregate with all such discharges and other releases, have or reasonably be expected to have a Material Adverse Effect.

Section 2.2            Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Company as follows:

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(a)                Organization. The Purchaser is an entity duly organized and validly existing under the laws of the jurisdiction of its organization.

(b)               Authority. Purchaser has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Purchaser of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action, and no other proceedings on Purchaser’s part are or will be necessary to authorize this Agreement or for it to consummate such transactions. This Agreement is the valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors’ rights and subject to a court’s discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies.

(c)                Acquisition for Investment; Regulation S. Purchaser (i) is acquiring the Shares for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and Purchaser has no present intention to effect, or any present or contemplated plan, agreement, undertaking, arrangement, obligation, indebtedness, or commitment providing for, any distribution of Shares, (ii) is not organized under the laws of any jurisdiction within the United States of America, its territories or possessions, was not formed for the purpose of investing in Regulation S securities and is not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Securities Act, (iii) is physically outside the United States of America, (iv) is not acquiring the Securities on behalf of or for the benefit of any U.S. person and the sale of the Securities has not been prearranged with any buyer in the United States of America, and (v) has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Company and is able financially to bear the risks thereof.

Section 2.3            Restrictions on Transfer. The Purchaser agrees that the Shares may only be sold or transferred (i) pursuant to an effective registration statement under the Securities Act, or (ii) pursuant to an exemption from registration under the Securities Act.

Section 2.4            Legend. Each certificate representing the Shares shall bear a legend substantially in the following form:

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“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S OF THE SECURITIES ACT, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (C) PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

Section 2.5            Further Terms. The parties agree that, unless in direct conflict with the provisions of this Agreement, the terms and conditions of the Purchase Agreement shall continue in full force and effect.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the day and year first above written.

TG Therapeutics, Inc.		LFB Biotechnologies S.A.S.

By:	/s/ Michael S. Weiss	By:	/s/ Christian Bechon
Name:	Michael S. Weiss	Name:	Christian Bechon
Title:	Executive Chairman and Interim CEO	Title:	CEO

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